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ACUSON CORPORATION                                                 EXHIBIT 10.28
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                                PROMISSORY NOTE
$10,000,000                                                   SEPTEMBER 11, 1998
                                                       SAN FRANCISCO, CALIFORNIA

     FOR VALUE RECEIVED, ACUSON CORPORATION ("Borrower"), hereby promises to pay to the order of BANQUE NATIONALE DE PARIS ("BNP") or the holder hereof the principal sum of $10 MILLION DOLLARS ($10,000,000), or such lesser amount(s) as shall have been loaned by BNP to Borrower from time to time in one or more advances (each an "Advance") pursuant to that certain letter agreement addressed by BNP to Borrower on September 11, 1998 and accepted by Borrower (the "Agreement"). Each Advance shall be payable either (i) on demand, but if no prior demand is made, then on the demand maturity date applicable to such Advance (a "Demand Advance") or (ii) upon the terms stated in the Terms of Advance, as defined below (a "Term Advance"). Each Advance shall bear interest from the date made until paid in full at the rate(s) of interest to be agreed upon by Borrower and BNP at the time that such Advance is made. Interest shall be payable with respect to each Advance at the time(s) to be agreed upon by Borrower and BNP at the time that such Advance is made. If Borrower fails to make any payment due in connection with this Note (including payments of principal, interest, expenses or any other charges) such due but unpaid amount shall bear interest from the date due until such amount is paid in full at a rate equal to the Prime Rate plus two percent (2.0%) per annum. As used in this Note the term "Prime Rate" shall mean that fluctuating rate of interest determined from time to time by the San Francisco office of BNP to be in effect as its prime rate. Any change in the Prime Rate shall take effect on the day determined by BNP.

     For each Advance made under this Note, BNP shall maintain a record as more fully described in the Agreement (the "Terms of Advance"). The Terms of Advance shall be maintained by BNP in such format, including computer records, as BNP shall determine, and the Terms of Advance shall be binding upon Borrower absent manifest error by BNP in respect to such records; provided, however, that failure by BNP to maintain the Terms of Advance shall not affect the obligations of Borrower to pay amounts due under this Note.

     In the event that a Term Advance is made hereunder, any and each of the following shall constitute an "event of default" under this Note: (i) Borrower's failure promptly to make any payment under this Note in accordance with its terms; (ii) Borrower's failure to perform any of its obligations contained in this Note or in the Agreement; (iii) the filing of a petition in bankruptcy, or for the appointment of a receiver in liquidation or a trustee, by or against Borrower or for any of Borrower's property or the filing of the petition or other proceeding by or against Borrower for reorganization, compromise, adjustment, or other relief under the laws of the United States or of any state relating to the relief of debtor which petition or other proceeding is in any event not dismissed, set aside, or withdrawn or ceases to be in effect within ten (10) days following the filing thereof; (iv) Borrower's making any general assignment for the benefit of creditors or otherwise making or attempting an assignment of all or substantially all of its assets; (v) any representation or warranty of the Borrower in the Agreement or the Note shall prove to have been false or misleading in any material respect when made or when deemed made; or
(vi) any material adverse change in the financial condition of the Borrower. BNP may take any legal action available to collect all sums owing hereunder.

     Borrower may prepay a Term Advance prior to the maturity date, or a Demand Advance, prior to demand by BNP, or, if no demand has been made, prior to the demand maturity date, or any portion thereof at any time without penalty, provided, however, that each prepayment shall (a) be in an amount not less than $100,000, (b) include payment of all accrued interest to the date of the prepayment with respect to all prepaid principal, and (c) in the case of prepayments of Advances or portions of Advances which bear interest at a rate which does not fluctuate on a daily basis, include an amount, determined by BNP in its sole discretion, equal to the losses and expenses incurred by BNP in connection with such prepayment (BNP's calculation of such losses and expenses shall be binding upon Borrower absent manifest error on the part of BNP in making such calculation).

     Payments due under this Note shall be made not later than 11:00 a.m. (San Francisco time) on the day each such payment is due or, in the case of a demand for payment, on the day immediately following the day demand for payment is made telephonically or in writing by BNP. All payments shall be made in lawful money of the United States of America by wire transfer of immediately available funds into the following account or such other account as BNP shall designate to Borrower in writing: Federal Reserve Bank of San Francisco, Account Number:
121027234, Reference: Acuson. All payments shall be made free and clear of, and without deduction for or other withholding on account of, taxes. All payments made hereunder shall be credited first against accrued and unpaid costs and expenses of BNP, if any, then against accrued but unpaid interest and finally against principal. Unless otherwise indicated in the Terms of Advance, computations of
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interest (including default interest) and fees (if applicable) shall be made by
BNP on the basis of a year consisting of 360 days for the actual number of days elapsed (including the first day but excluding the last) and when demand is made for payment on or prior to the Demand Maturity Date, as set forth in the Terms of Advance, with respect to a demand obligation hereunder, BNP shall notify Borrower of the total amount owed hereunder. In the absence of manifest error, BNP's determination of the amount owned hereunder shall be conclusive and binding upon the Borrower.

     Neither the acceptance of any partial or delinquent payment by BNP nor BNP's failure to exercise any rights or remedies upon the occurrence and continuance of any default shall, in and of itself, constitute a waiver of such default, a modification of Borrower's obligations under this Note or a waiver of any subsequent default. This Note, together with the Agreement and the Terms of Advance with respect to each Advance, sets forth the entire agreement between Borrower and BNP with regard to the matters referred to herein. No alteration, amendment or extension of any provision of this Note nor consent to any departure by Borrower from the terms hereof shall be effective unless the same shall be in writing and signed by BNP, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Should any action or proceeding be brought to construe or enforce the terms and conditions of this Note, the Agreement or any Terms of Advance, or the rights of the parties hereunder or thereunder, the party prevailing in such action or proceeding shall be entitled to recover from the other party all court costs and reasonable attorneys' fees to be set by the court, as well as the costs and fees incurred in enforcing any judgment entered thereon. All rights of BNP hereunder shall inure to the benefit of its successors and assigns; all obligations of Borrower shall bind its successors and assigns. Borrower's obligations under this Note are not assignable. The construction of this Note and the rights and liabilities of the parties hereto, shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date and year first written above.

                                        ACUSON CORPORATION
                                        a ____________ corporation
                                        ______________________________
                                        By:                          Title:

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